UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2010
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 819-5500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On April 9, 2010, the merger of Harleysville National Corporation (“Harleysville”) with and into First Niagara Financial Group, Inc. (“First Niagara”), as contemplated by the Agreement and Plan of Merger by and between First Niagara and Harleysville, dated as of July 26, 2009 (the “Agreement”), was completed. In accordance with the Agreement, the aggregate consideration paid to Harleysville shareholders consisted of approximately 20.3 million shares of First Niagara common stock.
On April 9, 2010, First Niagara became a bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System and First Niagara Bank became a national bank subject to supervision and regulation by the Office of the Comptroller of the Currency.
This current report on Form 8-K/A is being filed to amend the initial current report on Form 8-K filed with the Securities and Exchange Commission by First Niagara on April 9, 2010. The initial report is being amended to include the pro forma financial information required by Item 9.01 (b) of Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of business
(i)	The Audited Consolidated Balance Sheets at December 31, 2009 and 2008 and the Audited Consolidated Statements of Income for the years ended December 31, 2009, 2008 and 2007 of Harleysville are incorporated herein by reference by Exhibit 99.1.
(b)	Pro forma financial information
(i)	The Unaudited Pro Forma Condensed Consolidated Financial Statements at and for the year ended December 31, 2009 are attached hereto as Exhibit 99.2.
(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited Consolidated Financial Statements of Harleysville*

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements at and for the year ended December 31, 2009.

*	Previously incorporated by reference with the initial filing of the Report on April 9, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: June 25, 2010	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)